Exhibit 10.10

CORPORATION PROMISSORY NOTE

June 24, 2016

FOR VALUE RECEIVED, MOTA GROUP, INC., a Delaware corporation at 81 Daggett Dr, San Jose, CA 95134 (the “Borrower”), hereby promises to pay to MICHAEL FARO, an INDIVIDUAL at 81 DAGGETT DR, SAN JOSE, CA 95134 (the “Lender”), the principal sum of THIRTY FOUR THOUSAND AND 00/100 DOLLARS ($34,000), with interest thereon as set forth herein. The principal amount of this Promissory Note (this “Note”) and all accrued and unpaid interest thereon shall be paid in full to the Lender on JUNE 01, 2018 (the “Maturity Date”).

1.           Interest. Interest shall accrue on the outstanding principal amount hereof at a rate of 6.5 (SIX AND HALF) percent per annum, computed on the basis of a 360-day year, and shall be payable in arrears on the Maturity Date. Notwithstanding the foregoing provisions of this Section 1, but subject to applicable law, upon and during the occurrence of an Event of Default (as hereinafter defined), principal on this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to eighteen percent (18%) per annum. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

2.           Payments to the Lender. All payments under this Note shall be made to the Lender in lawful money of the United States of America and in immediately available funds.

3.           Prepayments. The Borrower may prepay any interest or principal on this Note.

4.           Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           the Borrower shall fail to make payment when due of any principal of or interest on this Note; or

(b)           the Borrower shall breach any provision of this Note; or

(c)           the commencement of any proceedings (i) in bankruptcy by or against the Borrower, (ii) for the liquidation or reorganization of the Borrower, (iii) alleging that the Borrower is insolvent or unable to pay its debts as they mature, or (iv) for the readjustment or arrangement of the Borrower’s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving the Borrower; or

(d)           the appointment of a receiver or trustee for the Borrower, or for any substantial part of the Borrower’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, of the Borrower.

5.           Remedies. If at any time an Event of Default shall have occurred, then this Note (a) upon the occurrence of an Event of Default pursuant to Section 4(c) or 4(d) shall immediately become due and payable, without notice, together with reasonable attorneys’ fees and (b) upon the occurrence of any other Event of Default shall, at the option of the Lender, immediately become due and payable, without notice, together with reasonable attorneys’ fees if, in either case, the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

6.           Miscellaneous.

SIGNATURE PAGE TO

PROMISSORY NOTE

(a)           Binding Effect; Assignment. This Note shall be binding upon the successors and permitted assigns of the Borrower. The Borrower may not assign any of its obligations under this Note without the prior written consent of the Lender, any such purported assignment without such consent being null and void. The Lender may assign (by direct assignment, participation or any other method) any of its rights under this Note to any person or entity without the prior written consent of the Borrower.

(b)           Remedies Not Waived. No course of dealing between the Borrower and the Lender or any delay on the part of the Lender in exercising any rights hereunder shall operate as a waiver of any right. Any waiver by the Lender of any Event of Default under this Note shall not operate as or be construed to be a waiver of any other default of such provision or of any default of any other provision of this Note. All rights and remedies of the Lender hereunder are cumulative.

(c)           Suits for Enforcement. Upon the occurrence and during the continuation of any Events of Default, the Lender may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Lender.

(d)           Collection Costs. In case of any Event of Default under this Note, the Borrower will pay to the Lender such amounts as shall be sufficient to cover the costs and expenses of the Lender including reasonable attorneys’ fees and expenses actually incurred due to such Event of Default.

(e)           Amendments. This Note may not be amended except by an instrument in writing signed by the Borrower and the Lender.

(f)           Waivers. The Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in this Note.

(g)           Governing Law. This Note Shall Be Governed By And Construed In Accordance With The Laws Of The State Of California Without Reference To Principles Of Conflicts Of Laws.

(h)           Waiver of Jury Trial. Waiver Of Jury Trial. The Lender, By Acceptance Hereof, And The Borrower Each Hereby Irrevocably And Unconditionally Waives Any And All Right To Trial By Jury In Any Action, Suit, Proceeding Or Counterclaim Arising In Connection With, Out Of Or Otherwise Relating To This Note.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be signed in its name effective as of the date first written above.

MOTA GROUP, INC.

By:	/s/ Lily Q JU

Name:	Lily Q JU

Title:	AUTHORIZED SIGNATORY, OFFICER